Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephanie G. DiMarco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Advent Software, Inc. on Form 10-Q for the quarterly period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Advent Software, Inc.

By:	/s/ Stephanie G. DiMarco
Name:	Stephanie G. DiMarco
Title:	Chief Executive Officer and President

I, Graham V. Smith, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Advent Software, Inc. on Form 10-Q for the quarterly period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Advent Software, Inc.

By:	/s/ Graham V. Smith
Name:	Graham V. Smith
Title:	Executive Vice President,
Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906 has been provided to Advent Software, Inc. and will be retained by Advent Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2003